As filed with the Securities and Exchange Commission on August 6, 2010

                                                                                                                                      Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Redwood Trust, Inc.
Redwood Capital Trust II
(Exact names of registrants as specified in their charters)

Redwood Trust, Inc.	Redwood Capital Trust II
Maryland	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

68-0329422	27-6733708
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

One Belvedere Place, Suite 300
Mill Valley, CA 94941
(415) 389-7373
(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Martin S. Hughes President and Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: Keith Benson, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 (415) 391-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: At any time and from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities, Common Stock, Preferred Stock, Warrants, Stockholder Rights, Units(4)
Trust Preferred Securities
Guarantees of Trust Preferred Securities
Total

(1) Omitted pursuant to Form S-3 General Instruction II.E.

(2) An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all applicable registration fees.

(3) Deferred in reliance upon Rule 456(b) and Rule 457(r).

(4) Debt Securities may be issued and sold to Redwood Capital Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution of Redwood Capital Trust II and the distribution of its assets.

PROSPECTUS

Redwood Trust, Inc.
Debt Securities
Common Stock
Preferred Stock
Warrants
Stockholder Rights
Units

Redwood Capital Trust II
Trust Preferred Securities
fully and unconditionally guaranteed by
Redwood Trust, Inc.

We may from time to time offer, in one or more classes or series, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	debt securities, which may consist of debentures, notes, or other types of debt;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•
rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•	trust preferred securities; and

•	units consisting of two or more of the foregoing.

We refer to the debt securities, common stock, preferred stock, warrants, rights, trust preferred securities and units registered hereunder collectively as the “securities” in this prospectus. The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, where applicable:

•
in the case of debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any initial public offering price;

•
in the case of preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions, and terms and conditions of redemption and any initial public offering price;

•	in the case of warrants or rights, the duration, offering price, exercise price, and detachability;

•
in the case of trust preferred securities, the designation, annual distribution rate, distribution payment dates, whether distributions will be cumulative and compounding, amounts paid out of assets of the trust to holders upon dissolution, any repurchase, redemption or exchange provisions, any preference or subordination rights upon a default or liquidation, any voting rights, terms for any conversion or exchange, and any rights to defer distributions; and

•	in the case of units, the constituent securities comprising the units, the offering price, and detachability.

In addition, the specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT, for federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

The securities may be offered directly by us or by any selling security holder, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers, or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of securities.

Our common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “RWT”. On August 5, 2010, the last reported sale price of our common stock was $14.70 per share.

Investing in the securities involves risk. See “Risk Factors” beginning on page 1.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2010

TABLE OF CONTENTS

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell the securities and seeking offers to buy the securities only in jurisdictions where offers and sales are permitted.

We have not authorized any dealer or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying supplement to this prospectus. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus sets forth certain terms of the securities that we may offer.

Each time we offer securities, we will attach a prospectus supplement to this prospectus. The prospectus supplement will contain the specific description of the terms of the offering. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus.

It is important for you to read and consider all information contained in this prospectus and the applicable prospectus supplement, including the information incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” in this prospectus.

We have not included separate financial statements of Redwood Capital Trust II, a special purpose entity, in this prospectus. We do not consider that such financial statements are material to holders of the trust preferred securities because:

•	the trust has no operating history or independent operations; and

•
the trust is not engaged in, nor will it engage in, any activity other than issuing trust preferred and trust common securities, investing in and holding our debt securities and engaging in related activities.

Furthermore, the combination of our obligations under the debt securities, the associated indentures, the trust agreement and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. In addition, we do not expect that Redwood Capital Trust II will file reports with the SEC under the Securities Exchange Act of 1934.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we”, “us”, “our” or “Redwood” mean Redwood Trust, Inc. and our consolidated subsidiaries, except where it is made clear that the terms mean Redwood Trust, Inc. only.

Redwood Capital Trust II was formed solely for the purpose of issuing trust preferred securities and has no operating history or independent operations.  Redwood Capital Trust II was created under the Delaware Statutory Trust Act and will be governed by a trust agreement (as it may be amended and restated from time to time) among the trustees of Redwood Capital Trust II and us. The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.

When Redwood Capital Trust II issues its trust preferred securities, the holders of the trust preferred securities will own all of the issued and outstanding trust preferred securities of Redwood Capital Trust II.  We will acquire all of the issued and outstanding trust common securities of Redwood Capital Trust II, representing an undivided beneficial interest in the assets of Redwood Capital Trust II of at least 3%.

Redwood Capital Trust II exists primarily for the purpose of:

•	issuing its trust preferred and trust common securities;

•	investing the proceeds from the sale of its securities in our debt securities; and

•	engaging in only such other activities as are necessary or incidental to issuing its securities and purchasing and holding our debt securities.

When Redwood Capital Trust II issues its trust preferred securities, the number of trustees of Redwood Capital Trust II will initially be four. Two of the trustees will be individuals who are officers or employees of Redwood. The third trustee will be Wells Fargo Bank, N.A., which will serve as the property trustee under the trust agreement for purposes of the Trust Indenture Act of 1939, as amended.  The fourth trustee will be Wells Fargo Delaware Trust Company, N.A., which has its principal place of business in the State of Delaware.

Wells Fargo Bank, N.A., acting in its capacity as guarantee trustee, will hold for your benefit a trust preferred securities guarantee, which will be separately qualified under the Trust Indenture Act of 1939, as amended.

Unless otherwise provided in the applicable prospectus supplement, because we will own all of the trust common securities of Redwood Capital Trust II, we will have the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of trustees. In most cases, there will be at least four trustees. The term of Redwood Capital Trust II’s amended and restated trust agreement will be described in the applicable prospectus supplement, but may dissolve earlier as provided in the trust agreement.

The rights of holders of the trust preferred securities of Redwood Capital Trust II, including economic rights, rights to information and voting rights and the duties and obligations of the trustees of Redwood Capital Trust II, will be contained in and governed by the trust agreement of Redwood Capital Trust II (as it may be amended and restated from time to time), the Delaware Statutory Trust Act and the Trust Indenture Act of 1939.

Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941; our telephone number is (415) 389-7373.

RISK FACTORS

You should carefully consider any specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, incorporated into this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should consider carefully those risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide to purchase our securities.

CAUTIONARY STATEMENT

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in this prospectus and any accompanying prospectus supplement under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are summarized below and described from time to time in reports we file with the SEC, including under the heading “Risk Factors” in our most recent annual report on Form 10-K and  subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: general economic trends, the performance of the housing, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including those affecting the mortgage industry or our business; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate and negative amortization mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; the availability of high-quality assets for purchase at attractive prices and our ability to reinvest cash we hold; changes in the values of assets we own; changes in liquidity in the market for real estate securities; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions and the risks we are exposed to in executing securitization transactions; exposure to litigation arising from our involvement in securitization transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete for and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; exposure to environmental liabilities and the effects of global climate change; failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; changes in accounting principles and tax rules; our ability to maintain our status as a real estate investment trust (REIT) for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.

REDWOOD TRUST, INC.

Redwood Trust, Inc., together with its subsidiaries, is a financial institution that seeks to invest in real estate-related assets that have the potential to provide attractive cash flows over a long period of time and support our goal of distributing attractive levels of dividends to our stockholders. For tax purposes, we are structured as a real estate investment trust, or REIT. We are able to pass through substantially all of our earnings generated at our REIT to our stockholders without paying income tax at the corporate level. We pay income tax on the REIT taxable income we retain and on the income we earn at our taxable subsidiaries.

Our primary source of income is typically net interest income, which consists of the interest income we earn from our investments less the interest expenses we incur on our borrowed funds and other liabilities. Our primary real estate investments include investments in real estate loans and securities, an investment in a private fund that we sponsor – Redwood Opportunity Fund, LP (the Fund) – and investments in securitization entities that we sponsor – the Sequoia entities and the Acacia entities (which we may collectively refer to as Sequoia and Acacia, respectively). We assume a range of risks in our investments and the level of risk is influenced by the manner in which we finance our purchases of, and derive income from, our investments.

Our direct investments in residential, commercial, and collateralized debt obligations (CDO) securities are currently financed with equity and long-term debt, although we may use short-term debt financing from time to time, and we may pledge our securities to borrow short-term to fund loans to the extent our securities are more liquid collateral. These investments are primarily senior and subordinate mortgage-backed securities backed by residential and commercial real estate loans. The long term focus of our operations is to invest in subordinate securities (often below investment grade) that have concentrated structural credit risk. More recently, we have been investing in senior securities (often investment-grade), which have the first right to cash flows in a securitization and therefore have less concentrated credit risk than subordinate securities.

The entities that we sponsor — the Fund, Sequoia, and Acacia — invest in real estate assets. Assets held at the Fund include senior securities backed by non-prime residential and CDO collateral, which were funded through the sale of limited partnership interests to us and to third party investors.  Assets held at the Sequoia entities include residential real estate loans, which are funded through the issuance of ABS to us and to third party investors. Assets held at the Acacia entities include real estate securities, and some loans and other mortgage related investments, which are funded through the issuance of ABS and equity to us and to third party investors.

Our investments in Sequoia and Acacia entities are currently financed with equity and long-term debt. Our capital at risk is limited to our investments in these entities as each entity is independent of Redwood and of each other and the assets and liabilities are not owned by and are not obligations of Redwood. For financial reporting purposes, we are generally required to consolidate these entities’ and the Fund’s assets, liabilities, and non-controlling interests.

Redwood was incorporated in the State of Maryland on April 11, 1994, and commenced operations on August 19, 1994. Our executive offices are located at One Belvedere Place, Suite 300, Mill Valley, California 94941.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, we intend to use the net proceeds from the sale of securities for the acquisition of real estate assets and for general corporate purposes. Pending such uses, we may use the net proceeds from the sale of any securities to reduce short-term indebtedness.

ACCOUNTING TREATMENT RELATING TO TRUST PREFERRED SECURITIES

The financial statements of Redwood Capital Trust II will be consolidated with our financial statements. Following the issuance of trust preferred securities by Redwood Capital Trust II, our financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of our debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the six months ended June 30, 2010 and each of the previous five years ended December 31 were as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2010		2009		2008		2007		2006		2005
Ratio of earnings to fixed charges	2.92	x	1.26	x	(0.08	)x	(0.69	)x	1.20	x	1.29	x
Ratio of earnings to fixed charges and preferred stock dividends	2.92	x	1.26	x	(0.08	)x	(0.69	)x	1.20	x	1.29	x

The ratio of earnings to fixed charges represents the number of times “fixed charges” are covered by “earnings.” “Fixed charges” consist of interest on outstanding asset backed securities issued and debt and amortization of debt discount and expense. The proportion deemed representative of the interest factor of operating lease expense has not been deducted as the total operating lease expense in itself was de minimis and did not affect the ratios in a material way. “Earnings” consist of consolidated income before income taxes and fixed charges.

For the year ended December 31, 2007, consolidated income before income taxes was insufficient to cover fixed charges by approximately $1.1 billion. For the year ended December 31, 2008, consolidated income before income taxes was insufficient to cover fixed charges by approximately $450 million.

GENERAL DESCRIPTION OF SECURITIES

The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our charter and bylaws, including any amendments or supplements thereto, copies of which are on file with the SEC as described under “Where You Can Find Information” and are incorporated by reference herein.

We, directly or through agents, dealers, or underwriters designated from time to time, may offer, issue, and sell, together or separately:

•	debt securities, which may consist of debentures, notes, or other types of debt;
•	shares of our common stock;
•	shares of our preferred stock;
•	warrants to purchase shares of our common stock or preferred stock;
•
rights issuable to our stockholders to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing;

•	trust preferred securities; and
•	units consisting of two or more of the foregoing.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock, or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, the preferred stock, the common stock, the warrants, the rights, the trust preferred securities and the units are collectively referred to in this prospectus as the securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Our charter provides that we have authority to issue up to 100,000,000 shares of stock, par value $0.01 per share, all of which is currently classified as common stock. Our common stock is listed on the New York Stock Exchange, and we intend to so list any additional shares of our common stock which are issued and sold hereunder. We may elect to list any future class or series of our securities issued hereunder on an exchange, but we are not obligated to do so. Under Maryland law, our stockholders generally are not liable for our debts or obligations.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our debt securities issued under an indenture to be entered into between us and a trustee to be identified in the applicable prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe all the material terms of a particular series of debt securities. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The following is a summary of the most important provisions and definitions of the form of indenture we intend to enter into with a trustee. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

In this description of debt securities, the words “we”, “us”, or “our” refer only Redwood Trust, Inc. and not to any of our subsidiaries.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;
•	the offering price;
•	the form and terms of any guarantee of any debt securities;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates, and the regular record dates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
•
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or the holder may elect payment to be made in a different currency and the manner in which the exchange rate with respect to these payments will be determined;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•
whether the debt securities will be issued in bearer or fully registered form (and if in fully registered form, whether the debt securities will be issuable, in whole or in part, as global debt securities);

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;
•	any conversion or exchange provisions;
•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;
•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions;
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and an integral multiple of $1,000 thereafter.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement occurs.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers, and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents, or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger, and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer, or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust, or other entity;
•	the successor assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;
(2)	failure to pay any interest on any debt security of that series for 30 days when due;
(3)	failure to deposit any sinking fund payment within 30 days of when due;
(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;
(5)	our bankruptcy, insolvency, or reorganization; and
(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, we and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;
•	reduce the principal of, premium, if any, on or interest on any debt security;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	reduce the rate of or extend the time for payment of interest on any debt security;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium on or interest on any debt security;
•	waive a redemption payment or modify any of the redemption provisions of any debt security;
•	adversely affect the right, if any, to convert any debt security; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

•	to cure any ambiguity, defect, or inconsistency;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;
•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holder;
•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;
•
to conform the text of the indenture to any provision of the Description of Debt Securities to the extent that such provision in the Description of Debt Securities was intended to be a verbatim recitation of a provision of the indenture;

•	to provide for the issuance of additional securities in accordance with the limitations set forth in the indenture as of the date of the indenture;
•	to allow any guarantor to execute a supplemental indenture with respect to debt securities and to release guarantors in accordance with the terms of the indenture; or
•	to add additional obligors under the indenture and the securities.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

Legal Defeasance.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost, or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium, and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants.  The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “Consolidation, Merger, and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain, or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.  In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF COMMON STOCK

All shares of common stock offered by this prospectus will be duly authorized, fully paid, and nonassessable. Holders of our common stock are entitled to receive dividends if, as, and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption, or, if listed on the New York Stock Exchange, appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal dividend, liquidation, and other rights.

Transfer Agent, Registrar, and Dividend Disbursing Agent

The transfer agent and registrar for our common stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent.

Power to Reclassify Shares of Our Stock; Issuance of Additional Shares

Our charter authorizes our board of directors to classify and reclassify from time to time any unissued shares of our stock into other classes or series of stock, including preferred stock, and to cause the issuance of such shares. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer, or prevent a transaction or a change in control of Redwood Trust that might involve a premium price for holders of common stock or otherwise be in their best interest. We have no shares of preferred stock presently outstanding.

DESCRIPTION OF PREFERRED STOCK

Our charter authorizes our board of directors to classify from time to time any unissued shares of stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued preferred stock of any class or series in one or more classes or series. If we offer preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

•	the designation of the shares and the number of shares that constitute the class or series;
•
the dividend rate (or the method of calculating dividends), if any, on the shares of the class or series and the priority as to payment of dividends with respect to other classes or series of our shares of stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;
•	the dividend periods (or the method of calculating the dividend periods);
•	the voting rights of the preferred stock, if any;
•
the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

•	whether or not and on what terms the shares of the class or series will be subject to redemption or repurchase at our option;
•	whether the shares of the class or series of preferred stock will be listed on a securities exchange or quoted on an inter-dealer quotation system;
•
any limitations on direct or beneficial ownership and restrictions on transfer applicable to the preferred stock, in addition to those already set forth in our charter, that may be necessary to preserve our status as a real estate investment trust; and

•	the other rights and privileges and any qualifications, limitations, or restrictions of the rights or privileges of the class or series.

Transfer Agent, Registrar, and Dividend Disbursing Agent

The transfer agent and registrar for our preferred stock is currently Computershare Trust Company, N.A. and its affiliate, Computershare Inc., acts as dividend disbursing agent. If different, we will specify in the applicable prospectus supplement the transfer agent, registrar, and dividend disbursing agent for any series of preferred stock offered by that prospectus supplement.

DESCRIPTION OF SECURITIES WARRANTS

We may issue securities warrants for the purchase of common stock or preferred stock, respectively referred to as common stock warrants and preferred stock warrants. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the securities warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered securities warrants. Each issue of securities warrants will be evidenced by securities warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of securities warrants.

If we offer securities warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such securities warrants, including the following, where applicable:

•	the offering price;
•
the aggregate number of shares purchasable upon exercise of such securities warrants, and in the case of securities warrants for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such securities warrants;

•	the designation and terms of the securities with which such securities warrants are being offered, if any, and the number of such securities warrants being offered with each such security;
•	the date on and after which such securities warrants and any related securities will be transferable separately;
•
the number of shares of preferred stock or shares of common stock purchasable upon exercise of each of such securities warrants and the price at which such number of shares of preferred stock or common stock may be purchased upon such exercise;

•	the date on which the right to exercise such securities warrants shall commence and the expiration date on which such right shall expire;
•	U.S. federal income tax considerations; and
•	any other material terms of such securities warrants.

Holders of future securities warrants, if any, will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust.

DESCRIPTION OF
RIGHTS TO PURCHASE SHARES OF COMMON OR PREFERRED STOCK

We may issue, as a dividend at no cost, to holders of record of our securities or any class or series thereof on the applicable record date, rights to purchase shares of our common stock or preferred stock, to purchase warrants exercisable for shares of our common stock or preferred stock, or to purchase units consisting of two or more of the foregoing. In this prospectus, we refer to such rights as “stockholder rights.” If stockholders rights are so issued to existing holders of securities, each stockholder right will entitle the registered holder thereof to purchase the securities issuable upon exercise of the rights pursuant to the terms set forth in the applicable prospectus supplement.

If stockholder rights are issued, the applicable prospectus supplement will describe the terms of such stockholder rights including the following where applicable:

•	record date;
•	subscription price;
•	subscription agent;
•
aggregate number of shares of preferred stock, shares of common stock, warrants, or units purchasable upon exercise of such stockholder rights and in the case of stockholder rights for preferred stock or warrants exercisable for preferred stock, the designation, aggregate number, and terms of the class or series of preferred stock purchasable upon exercise of such stockholder rights or warrants;

•	the date on which the right to exercise such stockholder rights shall commence and the expiration date on which such right shall expire;
•	U.S. federal income tax considerations; and
•	other material terms of such stockholder rights.

In addition to the terms of the stockholder rights and the securities issuable upon exercise thereof, the prospectus supplement may describe, for a holder of such stockholder rights who validly exercises all stockholder rights issued to such holder, how to subscribe for unsubscribed securities, issuable pursuant to unexercised stockholder rights issued to other holders, to the extent such stockholder rights have not been exercised.

Holders of stockholder rights will not be entitled by virtue of being such holders to vote, to consent, to receive dividends, to receive notice with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders of Redwood Trust, except to the extent described in the related prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

Redwood Capital Trust II will only issue trust preferred securities and will not issue debt securities, common stock, preferred stock, warrants, stockholder rights or units. The terms of the trust preferred securities will include those stated in the trust agreement (as it may be amended and restated from time to time) and those made a part of that trust agreement by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the trust agreement and the trust preferred securities are summaries of certain anticipated provisions of the trust agreement and the trust preferred securities and are not complete. This summary is subject to and qualified by reference to the description of the particular terms of the trust preferred securities described in the applicable prospectus supplement. The form of trust agreement has been filed as an exhibit to the registration statement and you should read the form of trust agreement for provisions that may be important to you. The actual trust agreement and the terms of any trust preferred securities may differ materially from the form of trust agreement. We will describe in the applicable prospectus supplement any material differences between the actual trust agreement and trust preferred securities and the form of trust agreement and the description of the trust preferred securities below.

The prospectus supplement relating to the trust preferred securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the designation of the trust preferred securities;
•	the number of trust preferred securities issued by the trust;
•
the annual distribution rate and any conditions upon which distributions are payable, the distribution payment dates, the record dates for distribution payments and the additional amounts, if any, that may be payable with respect to the trust preferred securities;

•	whether distributions will be cumulative and compounding and, if so, the dates from which distributions will be cumulative or compounded;
•	the amounts that will be paid out of the assets of the trust, after the satisfaction of liabilities to creditors of the trust, to the holders of trust preferred securities upon dissolution;
•	any repurchase, redemption or exchange provisions;
•	any preference or subordination rights upon a default or liquidation of the trust;
•	any voting rights of the trust preferred securities in addition to those required by law;
•	terms for any conversion or exchange of the debt securities or the trust preferred securities into other securities;
•	any rights to defer distributions on the trust preferred securities by extending the interest payment period on the debt securities; and
•	any other relevant terms, rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

The trust preferred securities may not be convertible into other securities that have not been registered under this registration statement unless the trust preferred securities convertible into such other securities are not legally convertible immediately or within one year of the date of sale of such trust preferred securities.

Except as otherwise set forth in the applicable prospectus supplement, the trustees, on behalf of the trust and pursuant to the trust agreement, will issue one class of trust preferred securities and one class of trust common securities. The trust securities will represent undivided beneficial ownership interests in the assets of the trust.

Except as otherwise set forth in the applicable prospectus supplement, the trust preferred securities will rank equally in right of payment, and payments will be made thereon proportionately, with the trust common securities. Except as otherwise set forth in the prospectus supplement, the property trustee of the trust will hold legal title to the debt securities in trust for the benefit of the holders of the trust securities. Except as otherwise set forth in the prospectus supplement, we will execute a guarantee agreement for the benefit of the holders of the trust preferred securities. The guarantee will guarantee the payment of distributions (as defined below) or any amounts payable on redemption or liquidation of the trust preferred securities when the trust does not have funds on hand available to make such payments.

In the prospectus supplement, we will also describe certain material U.S. federal income tax consequences and special considerations applicable to the trust preferred securities.

The Trust Preferred Securities Guarantee

Except as otherwise set forth in the prospectus supplement, we will fully and unconditionally guarantee payments on the trust preferred securities as described in this section. The guarantee covers the following payments:

•	periodic cash distributions on the trust preferred securities out of funds held by the property trustee of the trust;

•	payments on dissolution of each trust; and

•	payments on redemption of trust preferred securities of each trust.

Wells Fargo Bank, N.A., as guarantee trustee, will hold the guarantee for the benefit of the holders of trust preferred securities.

We have summarized selected provisions of the guarantee below. This summary is not complete. For a complete description, we encourage you to read the guarantee, the form of which we have filed as an exhibit to the registration statement.

Except as otherwise set forth in the prospectus supplement, we will irrevocably and unconditionally agree to pay holders of the trust preferred securities in full the following amounts to the extent not paid by the trust:

•
any accumulated and unpaid distributions and any additional amounts with respect to the trust preferred securities and any redemption price for trust preferred securities called for redemption by the trust, if and to the extent that we have made corresponding payments on the debt securities to the property trustee of the trust; and

•
payments upon the dissolution of the trust equal to the less of (i) the liquidation amount plus all accumulated and unpaid distributions and additional amounts on the trust preferred securities to the extent the trust has funds legally available for those payments and (ii) the amount of assets of the trust remaining legally available for distribution to the holders of trust preferred securities in liquidation of the trust.

We will not be required to make these liquidation payments if:

•	the trust distributes the debt securities to the holders of trust preferred securities in exchange for their trust preferred securities; or

•	the trust redeems the trust preferred securities in full upon the maturity or redemption of the debt securities.

Except as otherwise set forth in the prospectus supplement, each guarantee is a guarantee from the time of issuance of the trust preferred securities. EXCEPT AS OTHERWISE SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT, THE GUARANTEE ONLY COVERS DISTRIBUTIONS AND OTHER PAYMENTS ON TRUST PREFERRED SECURITIES IF AND TO THE EXTENT THAT WE HAVE MADE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. EXCEPT AS OTHERWISE SET FORTH IN THE PROSPECTUS SUPPLEMENT, IF WE DO NOT MAKE THOSE CORRESPONDING PAYMENTS ON THE DEBT SECURITIES, THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS AND WE WILL HAVE NO OBLIGATION TO MAKE A GUARANTEE PAYMENT.

Our obligations under the trust agreement, the guarantee, the debt securities and the associated indenture taken together will provide a full and unconditional guarantee of payments due on the trust preferred securities. We will describe the specific terms of the guarantee in a prospectus supplement.

Covenants of Redwood

Except as otherwise set forth in the prospectus supplement, in the guarantee, we will agree that, as long as any trust preferred securities issued by the trust are outstanding, we will not make the payments and distributions described below if:

•	we are in default on our guarantee payments or other payment obligations under the guarantee;

•	any trust enforcement event under the trust agreement has occurred and is continuing; or

•	we have elected to defer payments of interest on the related debt securities by extending the interest payment period and that deferral period is continuing.

Except as otherwise set forth in the prospectus supplement, in these circumstances, we will agree that we will not:

•
declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, except to the extent required in order to maintain our qualification as a REIT; or

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in right of payment to the debt securities or make any guarantee payments with respect to any guarantee by us of the debt of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to the debt securities.

However, except as otherwise set forth in the prospectus supplement, even during such circumstances, we may:

•
purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any extension period requiring us to purchase our capital stock;

•	reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	declare dividends or distributions payable solely in shares of our capital stock;

•	redeem or repurchase any rights pursuant to a rights agreement; and

•	make payments under the guarantee related to the trust preferred securities.

In addition, as long as trust preferred securities issued by any trust are outstanding and except as otherwise set forth in the prospectus supplement, we will agree that we will:

•	remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable trust agreement;

•	permit the trust common securities of that trust to be transferred only as permitted by the trust agreement; and

•
use reasonable efforts to cause that trust to continue to be treated as a grantor trust for U.S. federal income tax purposes, except in connection with a distribution of debt securities to the holders of trust preferred securities as provided in the trust agreement, in which case the trust would be dissolved.

Amendments and Assignment

Except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend each guarantee without the consent of any holder of trust preferred securities if the amendment does not adversely affect the rights of the holders in any material respect or in order to conform the text of the guarantee to any provision of this prospectus or the applicable prospectus supplement to the extent such provision in this prospectus or the applicable prospectus supplement was intended to be a verbatim recitation of the guarantee. In all other cases and except as otherwise set forth in the prospectus supplement, we and the guarantee trustee may amend the guarantee only with the prior approval of the holders of at least a majority of outstanding trust preferred securities issued by the applicable trust.

Except as otherwise set forth in the prospectus supplement, we may assign our obligations under the guarantee only in connection with a consolidation, merger or asset sale involving us permitted under the indenture governing the debt securities.

Termination of the Guarantee

Except as otherwise set forth in the prospectus supplement, the guarantee will terminate upon:

•	full payment of the redemption price of all trust preferred securities of the trust;

•
distribution of the related debt securities, or any securities into which those debt securities are convertible, to the holders of the trust preferred securities and trust common securities of the trust in exchange for all the securities issued by the trust; or

•	full payment of the amounts payable upon liquidation of the trust.

The guarantee will, however, continue to be effective or will be reinstated if any holder of trust preferred securities must repay any amounts paid on those trust preferred securities or under the guarantee.

Status of the Guarantee

Except as otherwise set forth in the prospectus supplement, our obligations under the guarantee will be unsecured and effectively junior in right of payment to all debt and preferred stock of our subsidiaries. BY YOUR ACCEPTANCE OF THE TRUST PREFERRED SECURITIES, YOU AGREE TO ANY SUBORDINATION PROVISIONS AND OTHER TERMS OF THE RELATED GUARANTEE. We will specify in a prospectus supplement the ranking of the guarantee with respect to our capital stock and other liabilities, including other guarantees.

Except as otherwise set forth in the prospectus supplement, the guarantee will be deposited with the guarantee trustee to be held for your benefit. The guarantee trustee will have the right to enforce the guarantee on your behalf. In most cases, the holders of a majority of outstanding trust preferred securities issued by the applicable trust will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable guarantee trustee; or

•	exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee.

The guarantee will constitute a guarantee of payment and not merely of collection. This means that the guarantee trustee may institute a legal proceeding directly against us to enforce the payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Except as otherwise set forth in the prospectus supplement, if the guarantee trustee fails to enforce the guarantee or we fail to make a guarantee payment, you may institute a legal proceeding directly against us to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.

Periodic Reports Under Guarantee

Except as otherwise set forth in the prospectus supplement, we will be required to provide annually to the guarantee trustee a statement as to our performance of our obligations and our compliance with all conditions under the guarantees.

Duties of Guarantee Trustee

Except as otherwise set forth in the prospectus supplement, the guarantee trustee normally will perform only those duties specifically set forth in the applicable guarantee. The guarantee does not contain any implied covenants. If a default occurs on the guarantee, the guarantee trustee will be required to use the same degree of care and skill in the exercise of its powers under the guarantee as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Except as otherwise set forth in the prospectus supplement, the guarantee trustee will exercise any of its rights or powers under the guarantee at the request or direction of holders of the applicable series of trust preferred securities only if it is offered security and indemnity satisfactory to it.

Governing Law

New York law will govern the guarantee.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued:

•	the title of any series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	information with respect to any book-entry procedures;
•	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and
•	any other terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER AND REPURCHASE OF SHARES

In order that we may meet the requirements for qualification as a REIT at all times, among other purposes, our charter prohibits any person from acquiring or holding beneficial ownership of shares of our common stock or preferred stock (collectively, “capital stock”) in excess of 9.8%, in number of shares or value, of the outstanding shares of the related class of capital stock. For this purpose, the term “beneficial ownership” means beneficial ownership, as determined under Rule 13d-3 under the Exchange Act, of capital stock by a person, either directly or constructively under the constructive ownership provisions of Section 544 of the Internal Revenue Code of 1986, as amended (the Code), and related provisions.

Under the constructive ownership rules of Section 544 of the Code, a holder of a warrant generally will be treated as owning the number of shares of capital stock into which such warrant may be converted. In addition, the constructive ownership rules generally attribute ownership of securities owned by a corporation, partnership, estate, or trust proportionately to its stockholders, partners, or beneficiaries, respectively. The rules may also attribute ownership of securities owned by family members to other members of the same family and may treat an option to purchase securities as actual ownership of the underlying securities by the optionholder. The rules further provide when securities constructively owned by a person will be considered to be actually owned for the further application of such attribution provisions. To determine whether a person holds or would hold capital stock in excess of the 9.8% ownership limit, a person will be treated as owing not only shares of capital stock actually owned, but also any shares of capital stock attributed to that person under the attribution rules described above. Accordingly, a person who directly owns less than 9.8% of the shares outstanding may nevertheless be in violation of the 9.8% ownership limit.

Any acquisition or transfer of shares of capital stock or warrants that would cause us to be disqualified as a REIT or that would create a direct or constructive ownership of shares of capital stock in excess of the 9.8% ownership limit, or result in the shares of capital stock being beneficially owned, within the meaning of Section 856(a) of the Code, by fewer than 100 persons, determined without any reference to any rules of attribution, or result in our being closely held within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to those shares or warrants. These restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any purported transfer of shares of capital stock or warrants that would result in a purported transferee owning, directly or constructively, shares in excess of the 9.8% ownership limit due to the unenforceability of the transfer restrictions described above will constitute excess securities. Excess securities will be transferred by operation of law to Redwood Trust as trustee for the exclusive benefit of the person or persons to whom the excess securities are ultimately transferred, until such time as the purported transferee retransfers the excess securities. While the excess securities are held in trust, a holder of such securities will not be entitled to vote or to share in any dividends or other distributions with respect to such securities and will not be entitled to exercise or convert such securities into shares of capital stock. Excess securities may be transferred by the purported transferee to any person (if such transfer would not result in excess securities) at a price not to exceed the price paid by the purported transferee (or, if no consideration was paid by the purported transferee, the fair market value of the excess securities on the date of the purported transfer), at which point the excess securities will automatically be exchanged for the stock or warrants, as the case may be, to which the excess securities are attributable. If a purported transferee receives a higher price for designating an ultimate transferee, such purported transferee shall pay, or cause the ultimate transferee to pay, such excess to us. In addition, such excess securities held in trust are subject to purchase by us at a purchase price equal to the lesser of (a) the price per share or per warrant, as the case may be, in the transaction that created such excess securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), reduced by the amount of any distributions received in violation of the charter that have not been repaid to us, and (b) the market price as reflected in the last reported sales price of such shares of stock or warrants on the trading day immediately preceding the date of the purchase by us as reported on any exchange or quotation system over which such shares of stock or warrants may be traded, or if not then traded over any exchange or quotation system, then the market price of such shares of stock or warrants on the date of the purported transfer as determined in good faith by our board of directors, reduced by the amount of any distributions received in violation of the charter that have not been repaid to us.

Upon a purported transfer of excess securities, the purported transferee shall cease to be entitled to distributions, voting rights, and other benefits with respect to the shares of capital stock or warrants except the right to payment of the purchase price for the shares of capital stock or warrants on the retransfer of securities as provided above. Any dividend or distribution paid to a purported transferee on excess securities prior to our discovery that shares of capital stock have been transferred in violation of our charter shall be repaid to us upon demand. If these transfer restrictions are determined to be void, invalid, or unenforceable by a court of competent jurisdiction, then the purported transferee of any excess securities may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess securities and to hold the excess securities on our behalf.

All certificates representing shares of capital stock and warrants will bear a legend referring to the restrictions described above.

Any person who acquires shares or warrants in violation of our charter, or any person who is a purported transferee such that excess securities result, must immediately give written notice or, in the event of a proposed or attempted transfer that would be void as set forth above, give at least 15 days prior written notice to us of such event and shall provide us such other information as we may request in order to determine the effect, if any, of the transfer on our status as a REIT. In addition, as required under the REIT provisions of the Code, every record owner of more than 5.0%, during any period in which the number of record stockholders is 2,000, or 1.0%, during any period in which the number of record stockholders is greater than 200 but less than 2,000, or 1/2%, during any period in which the number of record stockholders is 200 or less, of the number or value of our outstanding shares will receive a questionnaire from us by January 30 requesting information as to how the shares are held. In addition, our charter requires that such stockholders must provide written notice to us by January 30 stating the name and address of the record stockholder, the number of shares beneficially owned and a description of how the shares are held. In practice, we have generally permitted our stockholders to comply with the foregoing charter requirement by responding to our annual REIT questionnaire. Further, each stockholder upon demand is required to disclose to us in writing such information with respect to the direct and constructive ownership of shares and warrants as our board of directors deems reasonably necessary to comply with the REIT provisions of the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Our board of directors may increase or decrease the 9.8% ownership limit. In addition, to the extent consistent with the REIT provisions of the Code, our board of directors may, pursuant to our charter, waive the 9.8% ownership limit for a purchaser of our stock. As a condition to such waiver the intended transferee must give written notice to the board of directors of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit. Our board of directors may also take such other action as it deems necessary or advisable to protect our status as a REIT. Pursuant to our charter, our board of directors has, from time to time, waived the ownership limit for certain of our stockholders.

The provisions described above may inhibit market activity and the resulting opportunity for the holders of our capital stock and warrants to receive a premium for their shares or warrants that might otherwise exist in the absence of such provisions. Such provisions also may make us an unsuitable investment vehicle for any person seeking to obtain ownership of more than 9.8% of the outstanding shares of our capital stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

We have summarized certain terms and provisions of the Maryland General Corporation Law and our charter and bylaws. This summary is not complete and is qualified by the provisions of our charter and bylaws, and the Maryland General Corporation Law. See “Where You Can Find More Information.”

For restrictions on ownership and transfer of our capital stock contained in our charter, see “Restrictions on Ownership and Transfer and Repurchase of Shares.”

Maryland Business Combination Act

Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder, as such terms are defined in the Act, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. The statute permits various exemptions from its provisions, including business combinations that are exempted by provision in the charter of the corporation. Our charter provides that we elect not to be governed by the provisions of the Maryland Business Combination Act.

Maryland Control Share Acquisition Act

The Maryland Control Share Acquisition Act causes persons who acquire beneficial ownership of stock at levels of 10%, 33%, and more than 50% (control share acquisitions) to lose the voting rights of such stock unless voting rights are restored by the stockholders at a meeting by vote of two-thirds of all the votes entitled to be cast on the matter (excluding stock held by the acquiring stockholder or the corporation's officers or employee directors). The Maryland Control Share Acquisition Act affords a cash-out election for stockholders other than the acquiring stockholder, at an appraised value (but not less than the highest price per share paid by the acquiring person in the control share acquisition), payable by the corporation, if voting rights for more than 50% of the outstanding stock are approved for the acquiring person. Under certain circumstances, the corporation may redeem shares acquired in a control share acquisition if voting rights for such shares have not been approved. The statute does not apply (a) to shares acquired in a merger, consolidation, or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. A corporation's board of directors has an “opt-out” power, exercisable through amendment of the corporation's bylaws (which could be changed by the stockholders), to exempt in advance any control share acquisition from the Maryland Control Share Acquisition Act. Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act acquisitions by certain persons of shares of our common stock in accordance with waivers from the ownership limit in our charter granted to such persons by our board of directors.

The Maryland Control Share Acquisition Act could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating any such offers.

Classification of Board of Directors, Vacancies, and Removal of Directors

Our charter and bylaws provide for a board of directors with staggered terms divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term, as of the date of this prospectus, are as follows:

Class I	3 Directors	Expires 2013
Class II	3 Directors	Expires 2011
Class III	3 Directors	Expires 2012

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected to serve for a three-year term and until their successors are elected and qualify, and the directors in the other two classes will continue in office. A board of directors with staggered terms may delay, defer, or prevent a change in our control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a board of directors with staggered terms could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors in two years.

Pursuant to our election to be subject to certain provisions of the Maryland General Corporation Law, any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Under the Maryland General Corporation Law, if the directors have been divided into classes, unless the charter provides otherwise (which our charter does not), a director may be removed only for cause by the affirmative vote of a majority of all the votes entitled to be cast generally for the election of directors.

Charter Amendments and Extraordinary Corporate Actions

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange, or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of the holders of a majority of the total number of shares entitled to vote on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations relevant to our status as a REIT and to your investment in our common stock.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his or her personal investment circumstances or to certain types of investors subject to special tax rules (including financial institutions, insurance companies, broker-dealers and, except to the limited extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local, or foreign country tax law. This discussion assumes that you hold your common stock as a “capital asset” (generally, property held for investment) under the Internal Revenue Code. This summary is for general information only and is not tax advice.

The information in this summary is based upon current law, including the Internal Revenue Code, existing Treasury Department regulations, revenue rulings, revenue procedures, proposed regulations and case law, all of which are subject to change both prospectively or retroactively. Moreover, relevant laws or other legal authorities may change in a manner that could adversely affect the tax considerations contained in this discussion. This summary does not discuss any state, local, or foreign tax consequences associated with our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership, and/or sale or other disposition of our common stock, including the federal, state, local, foreign, and other tax consequences; and
•	potential changes in the applicable tax laws and regulations described below.

Taxation of Redwood Trust

We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1994, and we intend to continue to be organized and operate in this manner.

In reading the discussion set forth below, it should be noted that although Redwood is combined with all of its subsidiaries for financial accounting purposes, for U.S. federal income tax purposes only Redwood and those subsidiaries designated as qualified REIT subsidiaries (and their assets and income) constitute the REIT (see “—Qualified REIT subsidiaries” below) and references in this section to “we,” “us,” or “our,” unless otherwise indicated, refer only to such entities. Redwood’s remaining domestic corporate subsidiaries constitute taxable entities subject to regular corporate income taxes, while Redwood’s non-corporate subsidiaries and foreign taxable REIT subsidiaries are generally not subject to U.S. corporate income taxes (see “—Taxable REIT subsidiaries” below).

In connection with the filing of our registration statement of which this prospectus is a part, our tax counsel, Chapman and Cutler LLP, has rendered an opinion to the effect that (i) we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code commencing with our taxable year ended December 31, 1994 and continuing through the fiscal quarter ended June 30, 2010 (the date of our most recent interim financial statements and REIT compliance reports) and (ii) our current and proposed methods of operation in periods subsequent to such date will enable us to continue to qualify as a REIT under the Code. It must be emphasized that the opinion of Chapman and Cutler LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in documents, records, and instruments provided to them are true and correct, all actions described in this prospectus supplement and the accompanying prospectus are completed in a timely fashion and that we will at all times operate in accordance with the methods of operation described in our organizational documents and this prospectus supplement and accompanying prospectus, and is conditioned upon factual representations and covenants made by our officers, regarding our organization, assets, income, distributions, stock ownership, the present and future conduct of our business operations, the fair market value of our investments and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. While we believe that we are organized and operated so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the fact that certain aspects of our operations have not been considered by the courts or the Internal Revenue Service (IRS) in connection with determining compliance with the requirements for REIT status, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Chapman and Cutler LLP or us that we so qualify for any particular year. Chapman and Cutler LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

In any year in which we qualify as a REIT, we generally are not subject to U.S. federal income tax on that portion of our taxable income that is distributed to our stockholders. We are, however, subject to U.S. federal income tax at normal corporate income tax rates upon any undistributed taxable income or capital gain.

In addition, notwithstanding our qualification as a REIT, we may also be subject to tax in certain other circumstances. As discussed below, if we fail to satisfy the REIT Gross Income Tests, as described below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will generally be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% Gross Income Test or (2) the amount by which we fail the 95% Gross Income Test, multiplied by (2) a fraction intended to reflect our profitability. If we fail to satisfy any of the REIT Asset Tests, as described below, other than a failure of the 5% or 10% REIT Asset Tests that do not exceed a statutory de minimis amount as more fully described below, but our failure is due to reasonable cause and not willful neglect, and we nonetheless maintain our REIT status because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the REIT Asset Tests.

We will also be subject to a tax of 100% on net income we derive from any “prohibited transaction,” which refers to dispositions of property held by the REIT classified as “property held for sale to customers in the ordinary course of business” of the REIT (i.e., “dealer” property). We do not believe that we have or will engage in transactions that would result in the us being classified as a dealer or deemed to have disposed of dealer property. However, whether property is held as dealer property or “primarily for sale to customers in the ordinary course of a trade or business” will depend on particular facts and circumstances and no assurance can be given that the IRS will agree with our determinations as to whether assets constitute dealer property.

If we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, we will be subject to U.S. federal income tax on such income at the highest corporate income tax rate. In addition, a nondeductible excise tax, equal to 4% of the excess of required distributions over the amounts actually distributed, will be imposed on us for each calendar year to the extent that dividends paid during the year, or declared during the last quarter of the year and paid during January of the succeeding year, are less than the sum of (1) 85% of our REIT “ordinary income,” plus (2) 95% of our REIT capital gain net income, plus (3) any undistributed income remaining from earlier years. We may also be subject to the corporate alternative minimum tax, as well as other taxes in certain situations not presently contemplated.

We will generally be subject to tax on the portion of any “excess inclusion income” derived by us from a residual interest in a real estate mortgage investment conduit (REMIC) or taxable mortgage pool to the extent our stock is held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. We do not currently expect to hold such assets.

We may also voluntarily revoke our election to be taxed as a REIT, although we have no intention of doing so, in which event we will be prohibited from electing REIT status for the year to which the revocation relates and the following four tax years.

If we failed to qualify as a REIT in any particular year, we would be subject to U.S. federal income tax as a regular, domestic corporation, and our stockholders would be subject to tax in the same manner as stockholders of a regular corporation. In such event, we could be subject to potentially substantial income tax liability in respect of each tax year that we fail to qualify as a REIT as well as the four tax years following the year of the failure and, as a result, the amount of earnings and cash available for distribution to our stockholders could be significantly reduced.

We intend to monitor on an ongoing basis our compliance with the requirements for qualifying as a REIT. In order to maintain our REIT status, we may be required to limit the types of assets that we might otherwise acquire, or hold certain assets at times when we might otherwise have determined that the sale or other disposition of such assets would have been more prudent.

REIT Qualification

The following is a brief summary of certain technical requirements that we must meet on an ongoing basis in order to qualify, and remain qualified, as a REIT under the Internal Revenue Code.

Stock Ownership Tests

Our capital stock must be held by at least 100 persons for at least 335 days of a twelve-month year, or a proportionate part of a short tax year. In addition, no more than 50% of the value of our capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the tax year. Under the Internal Revenue Code, most tax-exempt entities, including employee benefit trusts and charitable trusts (but excluding trusts described in Section 401(a) and exempt under Section 501(a) of the Internal Revenue Code), are generally treated as individuals for these purposes. We must satisfy these stock ownership requirements each tax year. We must solicit information from certain of our stockholders to verify ownership levels and must maintain records regarding those who do not respond. Our charter imposes certain repurchase obligations and restrictions regarding the transfer of our shares in order to aid in meeting the stock ownership requirements. If we were to fail either of the stock ownership tests, we would generally be disqualified from REIT status, unless, in the case of the “five or fewer” requirement, a statutory “good faith” exemption is available.

Asset Tests

We must generally meet the following asset tests (the REIT Asset Tests) at the close of each quarter of each tax year:

•
at least 75% of the value of our total assets, as determined in accordance with generally accepted accounting principles, must consist of qualified real estate assets, government securities, cash, and cash items (the 75% Asset Test);

•	the value of our assets consisting of securities (other than those includible under the 75% Asset Test) must not exceed 25% of the total value of the REIT's assets;
•
the value of our assets consisting of securities of one or more taxable REIT subsidiaries must not exceed 25% (20% with respect to our taxable years beginning before January 1, 2009) of the value of the REIT's total assets; and

•
the value of securities held by us, other than securities of a taxable REIT subsidiary or securities taken into account for purposes of the 75% Asset Test, must not exceed (i) 5% of the value of our total assets in the case of securities of any one non-government issuer, and (ii) 10% of the outstanding vote or value of any such issuer's securities.

For purposes of the above tests, qualified real estate assets generally include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, mortgage loans, and certain mortgage backed securities. The term “value” generally means, with respect to securities for which market quotations are readily available, the market value of such securities, and with respect to other securities and assets, fair value as determined by us in good faith.

In applying the above tests, we are generally required to re-value all of our assets at the end of any quarter in which we acquire a substantial amount of new securities or other property other than qualified real estate assets. We intend to closely monitor the purchase, holding, and disposition of our assets in order to comply with the REIT Asset Tests. We expect that substantially all of our assets, other than our interests in our taxable REIT subsidiaries, will be qualified real estate assets and intend to limit, or hold through taxable REIT subsidiaries, any assets not qualifying as qualified real estate assets so as to comply with the above REIT Asset Tests. If it is anticipated that the above limits would be exceeded, we intend to take appropriate measures to avoid exceeding such limits, including the disposition of non-qualifying assets within the permitted time periods for cure.

Due to the fact that our assets are not subject to precise determination or valuation, no assurance can be given that we have satisfied or will be able to continue to satisfy the REIT asset tests at all times. If we discover that we failed one or more of the REIT Asset Tests, we may nonetheless avoid losing our REIT status if we satisfy either (i) a de minimis exception or (ii) certain reasonable cause and disclosure requirements and pay certain penalties. The de minimis exception applies only to the last REIT Asset Test described above and is limited to violations not exceeding the lesser of 1% of our total assets at the end of such quarter or $10 million. The reasonable cause exception requires that we make certain disclosures to the IRS, establish that the failure was due to reasonable cause and not willful neglect, and pay a penalty equal to the greater of $50,000 or an amount equal to tax at the highest corporate tax rate on the income derived from such non-qualifying assets during period from identification to cure. Both exceptions also require that we dispose of the related assets within six months after the last day of the quarter in which we identify the failure or that we otherwise cure the failure within the same time period by, for instance, increasing our percentage ownership of other qualified assets. In the event these relief provisions were not applicable to a particular set of circumstances involving an asset test failure, we could fail to qualify as a REIT. See “Failure to qualify” below.

Gross Income Tests

We must generally meet the following gross income tests (the REIT Gross Income Tests) for each tax year:

•
at least 75% of our gross income, excluding gross income from prohibited transactions, if any, must be derived from certain specified real estate sources, including interest income on mortgages secured by real property or interests therein and gain from the disposition of qualified real estate assets, foreclosure property or “qualified temporary investment income” (i.e., income derived from “new capital” within one year of the receipt of such capital) (the 75% Gross Income Test); and

•
at least 95% of the REIT's gross income for each tax year must be derived from sources of income qualifying for the 75% Gross Income Test, or from dividends, interest, and gains from the sale of stock or other securities not held for sale in the ordinary course of business (the 95% Gross Income Test).

We intend to maintain our REIT status by carefully monitoring our income, including income from hedging transactions and sales of mortgage assets, to comply with the REIT Gross Income Tests. In computing compliance with the Gross Income Tests, we must evaluate whether and how income generated by interest rate caps and other hedging instruments undertaken by us fit within these tests. Generally speaking, to the extent an interest rate cap or other hedging instrument was acquired to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred by the REIT to acquire or carry real estate assets and was properly identified at inception (“qualified hedging income”), we can exclude such income for purposes of computing compliance with the 95% Gross Income Test. Recent legislation expanded this exclusion so that it also applies for purposes of the 75% Gross Income Test and expanded the definition of qualified hedging income to also include income from transactions entered into after July 30, 2008 primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would constitute qualifying income under the 75% and 95% Gross Income Tests.

It should be noted that under certain circumstances, for example, (i) the sale of a substantial amount of assets to repay borrowings in the event that other credit is unavailable or (ii) an unanticipated decrease in qualifying income which results in our non-qualifying income exceeding 5% of our gross income, we may be unable to comply with certain of the REIT Gross Income Tests. Inadvertent failures to comply with the REIT Gross Income Tests will not result in disqualification of the REIT if certain disclosure and reasonable cause criteria are met and a 100% tax on the amount equal to the qualified income shortfall multiplied by a fraction intended to reflect our profitability is paid. See “—Taxation of Redwood Trust” above for a discussion of the tax consequences of failure to comply with the REIT Gross Income Tests. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions were not applicable to a particular set of circumstances involving a failure to satisfy the Gross Income Tests, we could fail to qualify as a REIT. See “Failure to qualify” below.

Distribution Requirements

We generally are required to distribute to our stockholders an amount equal to at least 90% of our REIT taxable income determined before applying the deduction for dividends paid and by excluding net capital gains. Such distributions must be made in the tax year to which they relate or, if declared before the timely filing of our tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following tax year.

The IRS has ruled generally that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of the fair market value of such shares on the distribution date, then such distributions generally qualify towards this distribution requirement. We maintain a Direct Stock Purchase and Dividend Reinvestment Plan (DSPP) and intend that the terms of our DSPP will comply with the IRS public rulings regarding such plans.

If we earn material amounts of non-cash income, it might be necessary, in order to meet the distribution requirements, to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

If we fail to meet the distribution test as a result of a retroactive adjustment to our REIT taxable income, we may be able to avoid disqualification as a REIT by paying a “deficiency” dividend within a specified time period and in accordance with other requirements set forth in the Code. We would be liable for interest based on the amount of the deficiency dividend. A deficiency dividend is not permitted if the deficiency is due to fraud with intent to evade tax or to a willful failure to file a timely tax return.

Qualified REIT Subsidiaries

A qualified REIT subsidiary is any corporation in which a REIT owns 100% of the stock issued by such corporation and for which no election has been made to classify it as a taxable REIT subsidiary. From time to time, we form wholly-owned subsidiaries that are treated as qualified REIT subsidiaries, including, but not limited to Sequoia Mortgage Funding Corporation. As such, their assets, liabilities, and income are generally treated as assets, liabilities, and income of the REIT for purposes of each of the above REIT qualification tests.

In addition, if we hold an equity interest in an entity that is classified as a partnership or disregarded entity under the Internal Revenue Code, such as Redwood Opportunity Fund, L.P. or its general partner, RWT LLC, for U.S. federal income tax purposes the REIT will generally be treated as earning directly its allocable share of the income and losses of such entity and owning its allocable share of the assets of the entity. Such income and assets generally have the same tax character as in the hands of the partnership. However, legislation has been proposed that, if enacted, would characterize taxable income earned in the form of a carried interest in an investment fund as compensation for services. If this legislation is enacted and does not contain a carve out for carried interests earned by REITs, certain of the income that we earn from the investment funds we sponsor may have a character different than that in the hands of the actual investment fund and may not qualify as good income under the REIT income tests.

Taxable REIT Subsidiaries

A taxable REIT subsidiary is any corporation in which a REIT owns stock (directly or indirectly) and for which the REIT and such corporation make a joint election to classify the corporation as a taxable REIT subsidiary. Effective January 1, 2001, RWT Holdings, Inc. (“Holdings”), and Redwood Trust elected to treat Holdings, Sequoia Residential Funding, and Holdings’ other subsidiaries as taxable REIT subsidiaries of Redwood.  Since 2001, Redwood Trust has made taxable REIT subsidiary elections together with various other subsidiaries, including but not limited to, Redwood Asset Management, Inc., Redwood Mortgage Funding, Inc., the Acacia entities and certain other entities in which it has made minority equity investments. As taxable REIT subsidiaries, these subsidiaries are not subject to the REIT asset, income, and distribution requirements nor are their assets, liabilities, or income treated as assets, liabilities, or income of the REIT for purposes of each of the above REIT qualification tests.

We generally engage in securitization transactions (other than certain non-REMIC, debt-for-tax securitizations) through our taxable REIT subsidiaries. In addition, we generally intend to make a taxable REIT subsidiary election with respect to any other corporation in which we acquire equity or equity-like securities constituting more than 10% by vote or value of such corporation's equity and that is not otherwise a qualified REIT subsidiary. However, the aggregate value of all of our taxable REIT subsidiaries must be limited to 25% (20% with respect to our taxable years beginning prior to January 1, 2009) of the total value of our assets. In addition, we will be subject to a 100% penalty tax on any rent, interest, or other charges that we impose on any taxable REIT subsidiary in excess of an arm's -length price for comparable services. We expect that any rents, interest, or other charges imposed on Holdings or any other taxable REIT subsidiary will be at arm's-length prices.

We generally expect to derive income from our taxable REIT subsidiaries by way of distributions of the earnings of such taxable REIT subsidiaries. To the extent such distributions constitute dividend income, such income is not real estate source income for purposes of the 75% Gross Income Test. Therefore, when aggregated with our other non-real estate source income, such income (together with any other income we have earned that is not qualifying income for the 75% Gross Income Test) must be limited to 25% of our gross income each year. We will monitor the value of our investment in, and the distributions from, our taxable REIT subsidiaries for purposes of compliance with all applicable REIT income and asset tests.

Taxable REIT subsidiaries doing business in the United States are generally subject to corporate level tax on their net income and generally will be able to distribute only net after-tax earnings to their stockholders, including Redwood, as dividend distributions. The Acacia entities are considered foreign subsidiaries not engaged in trade or business in the United States for tax purposes and therefore are not subject to U.S. corporate income taxation. However, the Acacia entities are characterized as controlled foreign corporations (CFCs) under the Internal Revenue Code and therefore we are required to recognize income equal to the net income derived from our investment in these entities without regard to whether distributions are made to us. Income that we earn from the Acacia CFCs is generally taxed as ordinary income and any losses that we might recognize on our equity investments in the CFCs will generally be treated as capital losses. Certain of the offshore investment fund entities that we sponsor have made elections to be classified as corporations for U.S. federal income tax purposes. Those entities are classified as passive foreign investment companies (PFICs) and to the extent that we make equity investments directly in such PFICs, we typically make an election so that our investment is taxed similar to that described above for CFCs.

There can be no assurance that the IRS will not assert that the Acacia entities or other offshore entities that we sponsor are doing business in the United States, which position, if sustained, would subject the such entities to corporate level tax on their effectively connected U.S. trade or business income. If this were to occur, then our investments in such offshore entities would generally only be able to contribute net after-tax earnings to our dividend distributions.

In addition, it should be noted that we have treated and intend to continue to treat income inclusions from our CFC and PFIC investments as qualifying income for purposes of the 95% Gross Income Test but not the 75% Gross Income Test. Income inclusions from equity investments in CFCs and PFICs are not specifically enumerated as includible for purposes of the 95% Gross Income Test, and there is no clear precedent with respect to the treatment of such income for the 95% Gross Income Test. However, such income inclusions have been treated as dividend income for other tax purposes and based on advice of counsel, we have treated and intend to continue treat such income inclusions as qualifying income for purposes of the 95% Gross Income Test. Nevertheless, because such income is not specifically addressed by the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income for this purpose. In the event that such income was determined not to qualify for the 95% Gross Income Test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “REIT Qualification” above and “Failure to Qualify” below. Such penalty tax, if applicable, would be equal to the amount by which we were determined to fail the 95% Gross Income Test multiplied by a fraction intended to reflect our profitability.

Failure to Qualify

In addition to those provisions already described, we can also cure REIT qualification failures if we establish that such failure was due to reasonable cause and not willful neglect and we pay a penalty of $50,000 for each such failure. However, if we fail any of the REIT qualification tests described previously in any tax year and the cure provisions provided by the Internal Revenue Code do not apply, we would be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at the regular U.S. federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify as a REIT would not be deductible by us, nor would distributions generally be required to be made under the Internal Revenue Code. Further, unless entitled to relief under certain other provisions of the Internal Revenue Code, we would also be disqualified from re-electing REIT status for the four tax years following the year in which we became disqualified.

Tax Treatment Generally of U.S. Persons Investing in Our Common Stock

The discussion under this heading only applies to stockholders that are “U.S. persons.” A U.S. person is a person who is:

•	A citizen or resident of the United States;
•
A corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or any political subdivision thereof;

•	An estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
A trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 26, 1996, was treated as a domestic trust before such date, and has made an election to continue to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Unless you are a tax-exempt entity, for any tax year in which we are treated as a REIT for U.S. federal income tax purposes, distributions (including constructive or in-kind distributions) made to you (and not designated as capital gain dividends) will generally be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If the amount distributed exceeds your allocable share of such earnings and profits, the excess will be treated as a return of capital to the extent of your tax basis in the common stock, which will not be subject to tax, and thereafter as a taxable gain from the sale or exchange of a capital asset.

Distributions designated by us as capital gain dividends will generally be subject to tax as long-term capital gain to you, to the extent that the distribution does not exceed our actual net capital gain for the tax year. Alternatively, we can also elect by written notice to our stockholders to designate a portion of our net capital gain income as being retained and pay directly the tax on such net capital gains. In that instance, generally if you are required to include the deemed capital gains dividend in income, you will be entitled to claim a credit or refund on your tax return for the tax paid by us with respect to such deemed dividend, and you will be entitled to increase your tax basis in our shares by an amount equal to the excess of the deemed capital gain dividend over the tax you are deemed to have paid.

Distributions by us, whether characterized as ordinary income or as capital gain, are not eligible for the corporate dividends received deduction that exists under current law. Furthermore, distributions by us characterized as ordinary income generally will not be subject to the reduced 15% and 5% tax rates otherwise effective for certain types of dividends as of January 1, 2003. However, dividend distributions by us characterized as capital gain distributions will be subject to the reduced 5% and 15% tax rates effective through 2010.

In the event that we realize a loss for a tax year, you will not be permitted to deduct any share of that loss. Further, if we (or a portion of our assets) were to be treated as a taxable mortgage pool, or if we were to hold residual interests in REMICs, any “excess inclusion” income derived therefrom and allocated to you would not be allowed to be offset by any net operating losses.

Dividends declared during the last quarter of a tax year and actually paid during January of the following tax year are generally treated as if received on December 31 of the tax year in which they are declared and not on the date actually received. In addition, we may elect to treat certain other dividends distributed after the close of the tax year as having been paid during such tax year, but you will be treated as having received such dividend in the tax year in which the distribution is made.

Upon a sale or other disposition of our common stock, you would generally recognize a capital gain or loss in an amount equal to the difference between the amount realized and your tax basis in such stock, which gain or loss generally will be long-term if the stock was held for more than twelve months. Any loss on the sale or exchange of common stock held by you for six months or less will generally be treated as a long-term capital loss to the extent of any designated capital gain dividends received by you. If common stock is sold after a record date but before a payment date for declared dividends on such stock, you will nonetheless be required to include such dividend in income in accordance with the rules above for distributions, whether or not such dividend is required to be paid over to the purchaser.

We are required under Treasury Department regulations to demand annual written statements from the record holders of designated percentages of our stock disclosing the actual and constructive ownership of such stock and to maintain permanent records showing the information we have received as to the actual and constructive ownership of such stock and a list of those persons failing or refusing to comply with such demand.

In any year in which we do not qualify as a REIT, distributions made to you would be taxable in the same manner discussed above, except that no distributions could be designated as capital gain dividends, distributions would be eligible for the corporate dividends received deduction and may be eligible for the reduced tax rates on dividends (if paid out of previously-taxed earnings), the excess inclusion income rules would not apply, and you would not receive any share of our tax preference items. In such event, however, we would be subject to potentially substantial U.S. federal income tax liability, and the amount of earnings and cash available for distribution to you could be significantly reduced or eliminated.

Information Reporting and Backup Withholding with Respect to Our Common Stock

We will report to our U.S. stockholders and the IRS the amount of distributions paid or deemed paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions paid (at the rate generally equal to the fourth lowest rate of U.S. federal income tax then in effect (currently 28%)) unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact; or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of dividends and capital gain distributions to any stockholders that do not certify under penalties of perjury their non-foreign status to us.

Tax Treatment Generally of Tax-Exempt Entities Investing in Our Common Stock

The discussion under this heading only applies to you if you are a tax-exempt entity. Subject to the discussion below regarding a “pension-held REIT,” a tax-exempt stockholder is generally not subject to tax on distributions from us or gain realized on the sale of the common stock or preferred stock, provided that:

•	you do not incur indebtedness to purchase or hold our common stock;
•	your shares are not otherwise used in an unrelated trade or business; and
•	we do not distribute dividends to you that are treated as “excess inclusion” income as defined under the Code.

It should be emphasized that if we were to hold a residual interest in a REMIC, or if a pool of the REIT's assets were to be treated as a “taxable mortgage pool,” a portion of the dividends paid to a tax-exempt stockholder may be subject to tax as “unrelated business taxable income,” or UBTI. Although we do not intend to acquire such residual interests at the REIT level or believe that we, or any portion of our assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under Section 401(a) of the Code) holds more than 10% by value of the interests in a “pension-held REIT” at any time during a tax year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a “pension-held REIT” is a REIT (i) that would not have qualified as a REIT but for the provisions of the Internal Revenue Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the equity interest of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the equity interests in such REIT. Assuming compliance with the ownership limit provisions in our charter, it is unlikely that pension plans will accumulate sufficient stock to cause us to be treated as a pension-held REIT.

Distributions to certain types of tax-exempt stockholders exempt from U.S. federal income taxation under Sections 501 (c)(7), (c)(9), (c)(17), and (c)(20) of the Internal Revenue Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable “set aside” and reserve requirements.

U.S. Tax Treatment Generally of Foreign Persons Investing in Our Common Stock

The discussion under this heading only applies to you if you are not a “U.S. person” as defined above under “Tax treatment generally of U.S. persons investing in our common stock” (hereinafter, a “foreign stockholder”).

This discussion provides only a brief summary of certain U.S. federal tax consequences that apply to you, but does not consider any specific facts or circumstances that may apply to you and your particular situation. Therefore, we urge you to consult your tax advisor regarding the U.S. federal income tax consequences of acquiring, holding, and disposing of our stock, or any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

Distributions paid by us out of our earnings and profits, as determined for U.S. federal income tax purposes, to a foreign stockholder will generally be subject to withholding of U.S. federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a U.S. trade or business. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use shares or the proceeds of such disposition to satisfy the withholding tax imposed. Distributions paid by us in excess of our earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his shares of stock, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed our earnings and profits, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the foreign stockholder's U.S. federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of our earnings and profits. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a foreign stockholder, the dividend received by such holder will be subject to the U.S. federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, to the branch profits tax).

Certain capital gains distributions by a REIT to a foreign stockholder that are attributable to gain from the sales or exchanges by us of “United States real property interests” will be treated as if such gain were effectively connected with a U.S. business and will thus be subject to tax at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (FIRPTA). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. We are required to withhold 35% of any distribution that could be designated by us as a capital gains dividend. This amount may be credited against the foreign stockholder's FIRPTA tax liability. FIRPTA does not apply, however, to REIT capital gain distributions (so long as they are made with respect to a class of REIT stock that is regularly traded on an established securities market in the United States) to a foreign investor that does not own more than 5% of the REIT's stock any time during the one year period ending on the date of such distribution. Such distributions are instead treated by the investor as a regular, rather than capital gain, dividends. It should also be noted that mortgage loans without substantial equity or with shared appreciation features generally would not be classified as “United States real property interests.”

A foreign stockholder will generally not be subject to U.S. federal income tax on gain recognized on a sale or other disposition of its shares of either common or preferred stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the foreign stockholder, (ii) in the case of a foreign stockholder who is a nonresident alien individual and holds such shares as a capital asset, such holder is present in the United States for 183 or more days in the tax year and certain other requirements are met, or (iii) the foreign stockholder is subject to tax under the FIRPTA rules because we are not domestically controlled. Gain that is effectively connected with the conduct of a business in the United States by a foreign stockholder will be subject to the U.S. federal income tax on net income that applies to U.S. persons generally (and, with respect to corporate holders and under certain circumstances, to the branch profits tax) but will not be subject to withholding. Foreign stockholders should consult applicable treaties, which may provide for different rules.

Gain recognized by a foreign stockholder upon a sale of either common stock or preferred stock will generally not be subject to tax under FIRPTA if we are a “domestically-controlled REIT,” which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-U.S. persons. Because only a minority of our stockholders are believed to be foreign stockholders, we anticipate that we will qualify as a “domestically-controlled REIT.” Accordingly, a foreign stockholder should not be subject to U.S. federal income tax from gains recognized upon disposition of its shares.

On July 30, 2010, the House of Representatives passed H.R. 5901, which would increase from 5 percent to 10 percent the amount of REIT stock that a foreign entity can hold without being subject to FIRPTA. However, comparable legislation has not yet been introduced in the Senate and it is unclear whether this change will be enacted into law.

State, Local, and Foreign Tax Consequences

State, local, and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, we urge you to consult your tax advisor regarding the effect of state, local, and/or foreign tax laws with respect to our treatment as a REIT and an investment in Redwood.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to any applicable prospectus supplement directly to one or more purchasers or though dealers, agents, or underwriters. We may sell the securities offered pursuant to any applicable prospectus supplement in at-the-market equity offerings or on a negotiated or competitive bid basis through underwriters or dealers or directly to other purchasers or through agents. We will name any underwriter, dealer, or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We reserve the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We may also, from time to time, authorize underwriters, dealers, or other persons, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with the offering of the securities, and any discounts, concessions, or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements with any underwriters, dealers, and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and to reimbursement for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, any securities issued hereunder other than shares of our common stock will be a new issue with no established trading market. We may elect to list any of the securities issued hereunder on any exchange, but we are not obligated to do so. It is possible that one or more underwriters or agents may make a market in the securities issued hereunder, including our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot assure you as to the liquidity of the trading market for the securities.

If indicated in the applicable prospectus supplement, we may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions or other suitable persons to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain of the underwriters, dealers, or agents and their respective associates may be customers of, and/or engage in transactions with, and perform services for us in the ordinary course of business.

VALIDITY OF THE SECURITIES

The validity of certain securities will be passed upon for us by Venable LLP, Baltimore, Maryland. The validity of the debt securities will be passed upon for us by Latham & Watkins LLP. Certain tax matters will be passed upon for us by Chapman and Cutler LLP, San Francisco, California. Certain matters relating to Delaware law regarding the validity of the trust preferred securities will be passed upon for us by Richards, Layton & Finger, P.A.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2009 and 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 (as amended by Amendment No. 1 on Form 10-K/A) have been so incorporated in reliance on the reports of Grant Thornton LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 25, 2010;
•	Amendment No.1 on Form 10-K/A to Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which was filed with the SEC on February 26, 2010;
•
Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010, which was filed with the SEC on May 5, 2010, and for the quarter ended June 30, 2010, which was filed with the SEC on August 4, 2010;

•	Amendment No. 1 on Form 10-Q/A for the quarter ended June 30, 2010, which was filed with the SEC on August 6, 2010;
•	Current Reports on Form 8-K, filed with the SEC on January 26, 2010, March 18, 2010, and May 19, 2010;
•	Proxy Statement with respect to the 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010;
•	The description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 7, 1998; and
•
All documents filed by Redwood Trust, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering (but excluding any items, documents, or portions of items or documents which are deemed “furnished” and not filed with the SEC).

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s Public Reference Room or on our website at http://www.redwoodtrust.com.

Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Redwood Trust, Inc.
Attn: Investor Relations
One Belvedere Place, Suite 300
Mill Valley, CA 94941
(415) 389-7373

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. Certain of our filings with the SEC are available on our website at http://www.redwoodtrust.com. Information contained on our website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the Registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky fees and expenses	$(2)
Fees of rating agencies	$(2)
Trustee fees and expenses	$(2)
Miscellaneous fees and expenses	$(2)
Total	$(2)

(1) Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property, or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of the registrant contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The charter and bylaws of the registrant require it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director or officer of the registrant and at the request of the registrant, serves or has served as a director, officer, partner, or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the registrant establish certain procedures for indemnification and advance of expenses pursuant to applicable law and the registrant's charter. The charter and bylaws also permit the registrant to indemnify and advance expenses to any person who served a predecessor of the registrant in any of the capacities described above and to any employee or agent of the registrant or a predecessor of the registrant.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property, or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 16. Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement(1)
4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1, filed on August 6, 2008)
4.1.1	Articles Supplementary of the Registrant, effective August 10, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.1, filed on August 6, 2008)
4.1.2	Articles Supplementary of the Registrant, effective August 11, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.2, filed on August 6, 2008)
4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.3, filed on August 6, 2008)
4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.4, filed on August 6, 2008)
4.1.5	Articles Supplementary of the Registrant, effective April 7, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.5, filed on August 6, 2008)
4.1.6	Articles Supplementary of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.6, filed on August 6, 2008)
4.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)
4.2	Amended and Restated Bylaws, as adopted on March 5, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)
4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)
4.4	Form of Preferred Stock Certificate(1)
4.5	Form of Debt Security(1)
4.6	Form of Indenture (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-147604), Exhibit 4.6, filed on November 23, 2007)
4.7	Form of Warrant(1)
4.8	Form of Warrant Agreement(1)
4.9	Certificate of Trust of Redwood Capital Trust II
4.10	Trust Agreement of Redwood Capital Trust II by and between Redwood Trust, Inc., as sponsor, and Wells Fargo Delaware Trust Company, N.A., as Delaware trustee
4.11
Form of Amended and Restated Trust Agreement of Redwood Capital Trust II among Redwood Trust, Inc., as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, N.A., as Delaware trustee, and the Regular Trustees named therein, as regular trustees

4.12	Form of Trust Preferred Security of Redwood Capital Trust II (included in Exhibit 4.11)
4.13	Form of Guarantee Agreement for Redwood Capital Trust II by and between Redwood Trust, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee.
5.1	Opinion of Venable LLP
5.2	Opinion of Latham & Watkins LLP
5.3	Opinion of Richards, Layton & Finger, P.A.
8.1	Opinion of Chapman and Cutler LLP

12.1	Statement of Computation of Ratios
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2)
23.4	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.3)
23.5	Consent of Chapman and Cutler LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1(1)

(1)  To be filed by amendment or incorporated by reference in connection with the offering of securities.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

 (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Redwood Trust, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on this 6th day of August 2010.

REDWOOD TRUST, INC.

By:	/s/ Martin S. Hughes
Name: Martin S. Hughes
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Redwood Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on this 6th day of August 2010.

REDWOOD CAPITAL TRUST II

By:	Redwood Trust, Inc., as Sponsor

By:	/s/ Martin S. Hughes
Name: Martin S. Hughes
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Martin S. Hughes, Brett D. Nicholas, Harold F. Zagunis, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin S. Hughes	President and Chief Executive Officer	August 6, 2010
Martin S. Hughes	(Principal Executive Officer)

/s/ Diane L. Merdian	Chief Financial Officer	August 6, 2010
Diane L. Merdian	(Principal Financial Officer)

/s/ Christopher J. Abate	Managing Director and Controller	August 6, 2010
Christopher J. Abate	(Principal Accounting Officer)

/s/ George E. Bull, III	Chairman of the Board, Director	August 6, 2010
George E. Bull, III

/s/ Richard D. Baum	Director	August 6, 2010
Richard D. Baum

/s/ Thomas C. Brown	Director	August 6, 2010
Thomas C. Brown

/s/ Mariann Byerwalter	Director	August 6, 2010
Mariann Byerwalter

/s/ Douglas B. Hansen	Director	August 6, 2010
Douglas B. Hansen

/s/ Greg H. Kubicek	Director	August 6, 2010
Greg H. Kubicek

/s/ Jeffrey T. Pero	Director	August 6, 2010
Jeffrey T. Pero

/s/ Georganne C. Proctor	Director	August 6, 2010
Georganne C. Proctor

Director
Charles J. Toeniskoetter

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement(1)
4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1, filed on August 6, 2008)
4.1.1	Articles Supplementary of the Registrant, effective August 10, 1994 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.1, filed on August 6, 2008)
4.1.2	Articles Supplementary of the Registrant, effective August 11, 1995 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.2, filed on August 6, 2008)
4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.3, filed on August 6, 2008)
4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.4, filed on August 6, 2008)
4.1.5	Articles Supplementary of the Registrant, effective April 7, 2003 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.5, filed on August 6, 2008)
4.1.6	Articles Supplementary of the Registrant, effective June 12, 2008 (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q, Exhibit 3.1.6, filed on August 6, 2008)
4.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)
4.2	Amended and Restated Bylaws, as adopted on March 5, 2008 (incorporated by reference to Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)
4.3	Form of Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)
4.4	Form of Preferred Stock Certificate(1)
4.5	Form of Debt Security(1)
4.6	Form of Indenture (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (No. 333-147604), Exhibit 4.6, filed on November 23, 2007)
4.7	Form of Warrant(1)
4.8	Form of Warrant Agreement(1)
4.9	Certificate of Trust of Redwood Capital Trust II
4.10	Trust Agreement of Redwood Capital Trust II by and between Redwood Trust, Inc., as sponsor, and Wells Fargo Delaware Trust Company, N.A., as Delaware trustee
4.11
Form of Amended and Restated Trust Agreement of Redwood Capital Trust II among Redwood Trust, Inc., as depositor, Wells Fargo Bank, N.A., as property trustee, Wells Fargo Delaware Trust Company, N.A., as Delaware trustee, and the Regular Trustees named therein, as regular trustees

4.12	Form of Trust Preferred Security of Redwood Capital Trust II (included in Exhibit 4.11)
4.13	Form of Guarantee Agreement for Redwood Capital Trust II by and between Redwood Trust, Inc., as guarantor, and Wells Fargo Bank, N.A., as trustee.
5.1	Opinion of Venable LLP
5.2	Opinion of Latham & Watkins LLP
5.3	Opinion of Richards, Layton & Finger, P.A.

8.1	Opinion of Chapman and Cutler LLP
12.1	Statement of Computation of Ratios
23.1	Consent of Grant Thornton LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1)
23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.2)
23.4	Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.3)
23.5	Consent of Chapman and Cutler LLP (contained in Exhibit 8.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
25.1	Statement of Eligibility of Trustee on Form T-1(1)

(1) To be filed by amendment or incorporated by reference in connection with the offering of securities.